Exhibit 10.5

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this "Agreement") is entered into as of March 31, 2011, by and among Tontine Capital Overseas Master Fund II, L.P., a Cayman Islands limited partnership ("Tontine"), Northcreek Mezzanine Fund I, L.P., a Delaware limited partnership ("Northcreek"), on its behalf and in its capacity as collateral agent pursuant to the terms of the Note Purchase Agreement described below (in such capacity, "Collateral Agent"), Patrick Industries, Inc., an Indiana corporation (the "Company"), and Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as Agent for all Senior Lenders party to the Senior Credit Agreement described below and all Bank Product Providers.

R E C I T A L S

A.            The Company, Agent and Senior Lenders have entered into a Credit Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Senior Credit Agreement") pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to the Company. All of the Company's obligations to Agent and Senior Lenders under the Senior Credit Agreement and the other Senior Debt Documents are secured by Liens on all of the Collateral.

B.             The Company may from time to time obtain Bank Products and become liable for the Bank Product Obligations secured by Liens on the Collateral.

C.             The Company, Collateral Agent and Subordinated Creditors have entered into a Secured Senior Subordinated Note and Warrant Purchase Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the "Note Purchase Agreement") pursuant to which (i) Subordinated Creditors are extending credit to the Company as evidenced by those certain Secured Senior Subordinated Notes of even date herewith, one issued to Tontine in the original principal amount of $2,500,000, and the other issued to Northcreek in the original principal amount of $2,500,000 (as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the "Subordinated Notes") and (ii) the Company is issuing to Tontine and Northcreek those certain warrants of even date herewith (collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the "Warrants") to acquire common stock of the Company.

D.             All of the obligations of the Company under the Note Purchase Agreement, and the other Subordinated Debt Documents are secured by Liens on all of the Collateral.

E.             As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, Agent and Senior Lenders have required the execution and delivery of this Agreement by each Subordinated Party (as hereinafter defined) and the Company in order to set forth the relative rights and priorities of Agent, Senior Lenders, and Subordinated Parties under the Senior Debt Documents and the Subordinated Debt Documents and in respect of the Collateral.

NOW, THEREFORE, in order to induce Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.              Definitions. The following terms shall have the following meanings in this Agreement:

"Agent" shall mean Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as Agent for the Senior Lenders and the Bank Product Providers, or any other Person appointed by the holders of the Senior Debt as Agent for purposes of the Senior Debt Documents and this Agreement; provided that, after the consummation of any Permitted Refinancing, the term "Agent" shall refer to any Person appointed by the holders of the Senior Debt at such time as agent for themselves for purposes of, among other things, this Agreement.

"Bank Product" shall mean any financial accommodation extended to Company or any of its subsidiaries by a Bank Product Provider including, without limitation: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including, without limitation, so-called "procurement cards" or "P-cards"), (f) cash management and related services, including, without limitation treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements, or (g) transactions under any "swap agreement" as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

"Bank Product Documents" shall mean those agreements entered into from time to time by Company or any of its subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

"Bank Product Obligations" shall mean (a) all obligations, liabilities, reimbursement obligations, fees, and expenses owing by Company or any of its subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and (b) all amounts Agent or any Senior Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Senior Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Company or its subsidiaries.

"Bank Product Provider" shall mean Wells Fargo Bank, National Association or any of its affiliates (including, without limitation, Agent).

"Bankruptcy Code" shall mean the provisions of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

"Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by law to remain closed.

"Collateral" shall mean, collectively, the existing and hereafter acquired property, whether real, personal or mixed, of the Company and any and all additional property and interests in property that secures all or any portion of the Senior Debt, the Subordinated Debt or both.

"Credit Parties" shall mean, collectively, the Company, and any guarantor of all or any portion of the Senior Debt, the Subordinated Debt or both.

"Disposition" shall mean, with respect to any interest in property, the sale, lease, license or other disposition of such interest in such property.

"Distribution" shall mean, with respect to any indebtedness, obligation or security (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security, or (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person.

"Enforcement Action" shall mean (a) to take from or for the account of any of the Credit Parties or any other Person, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any of the Credit Parties with respect to the Subordinated Debt, (b) to initiate or participate with others in any suit, action or proceeding against any of the Credit Parties or any other Person to (i) sue for or enforce payment of or to collect the whole or any part of the Subordinated Debt, (ii) commence or join with other Persons to commence a Proceeding or (iii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to take any action to enforce any rights or remedies with respect to the Subordinated Debt, (e) to exercise any put option or to cause any of the Credit Parties to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document, (f) to exercise any rights or remedies of a secured party under the Subordinated Debt Documents or applicable law or take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Credit Party.

"Lien" shall mean, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

"Paid in Full" or "Payment in Full" shall mean, as of any date of determination with respect to the Senior Debt, that (a) all such Senior Debt has been paid in full in cash (or with such other assets or consideration as agreed to by Agent and the Senior Lenders) (other than (i) contingent indemnification obligations not yet due and payable or with respect to which a claim has not been asserted, (ii) obligations not yet due and payable with respect to letters of credit issued pursuant to the Senior Debt Documents (it being understood that such obligations include interest, fees, charges, costs and expenses that accrue subsequent to such date of determination in respect of undrawn or drawn letters of credit) and (iii) Bank Product Obligations not yet due and payable), (b) no Person has any further right to obtain any loans, letters of credit or other extensions of credit under the Senior Debt Documents, (c) any and all letters of credit issued under the Senior Debt Documents have been cancelled and returned (or backed by standby letters of credit (issued by a bank, and in form and substance acceptable, to Agent) or cash collateralized, in each case in an amount equal to 105% of the face amount of such letters of credit in accordance with the terms of such documents), (d) any and all Bank Product Obligations have been cancelled (or backed by standby letters of credit (issued by a bank, and in form and substance, acceptable to Agent) or cash collateralized, in each case in an amount reasonably determined by Agent as sufficient to satisfy the estimated credit exposure with respect to the Bank Product Obligations), and (e) any costs, expenses and contingent indemnification obligations which are not yet due and payable but with respect to which a claim has been asserted by Agent or a Senior Lender, are backed by standby letters of credit (issued by a bank, and in form and substance, acceptable to Agent) or cash collateralized, in each case in an amount reasonably estimated by Agent to be the amount of costs, expenses and contingent indemnification obligations that may become due and payable with respect to claims made.

"Permitted Refinancing" shall mean any refinancing or replacement of the Senior Debt under the WFCF Loan Documents (or any Permitted Refinancing Senior Debt Documents); provided, that the financing documentation entered into by the Credit Parties in connection with such Permitted Refinancing constitutes Permitted Refinancing Senior Debt Documents.

"Permitted Refinancing Senior Debt Documents" shall mean any financing documentation which replaces the WFCF Loan Documents and pursuant to which the Senior Debt under the WFCF Loan Documents is refinanced or replaced, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any material terms, conditions, covenants or defaults other than those that (a) then exist in the WFCF Loan Documents (or any Permitted Refinancing Senior Debt Documents) or (b) could be included in the WFCF Loan Documents (or any Permitted Refinancing Senior Debt Documents) by an amendment or other modification that would not be prohibited by the terms of this Agreement.

"Permitted Subordinated Debt Payments" shall mean (i) payments of Subordinated Debt Costs and Expenses, (ii) regularly scheduled payments of interest (including non-cash in-kind payments) on the Subordinated Debt due and payable on a non-accelerated basis as and when due and payable, (iii) the payment of principal of the Subordinated Debt at its regularly scheduled maturity date and (iv) payments constituting Permitted Subordinated Debt Redemptions (as such term is defined in the Senior Credit Agreement), in each case with respect to clauses (i), (ii) and (iii) above in accordance with the terms of the Subordinated Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement.

"Person" shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

"Proceeding" shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

"Senior Covenant Default" shall mean any "Event of Default" under the Senior Debt Documents (other than a Senior Payment Default), or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default (other than a Senior Payment Default) if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

"Senior Debt" shall mean (a) all obligations, liabilities and indebtedness of every nature of each Credit Party from time to time owed to Agent or any Senior Lender under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest accruing thereon and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding, without regard to whether or not such interest, fees, costs and expenses are an allowed claim (provided, however, that in no event shall the principal amount of the Senior Debt exceed the sum of (i) the principal amount of the loans and any unfunded loan commitments under the Senior Credit Agreement as in effect on the date hereof reduced by the amount of any repayments and commitment reductions under the Senior Credit Agreement to the extent that such payments and reductions may not be reborrowed or increased, as applicable (specifically excluding, however, any such repayments and commitment reductions occurring in connection with any Permitted Refinancing), plus (ii) the aggregate amount of capitalized interest, fees and expenses in respect of the loans and other obligations under the Senior Credit Agreement plus (iii) $5,000,000) (the sum of items (i) and (iii) is the "Senior Debt Limit" but in no event shall such sum exceed $55,000,000) and (b) all Bank Product Obligations. Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Document is outstanding.

"Senior Debt Documents" shall mean the WFCF Loan Documents and, after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Debt Documents.

"Senior Default" shall mean any Senior Payment Default or Senior Covenant Default.

"Senior Default Notice" shall mean a written notice from Agent to Collateral Agent pursuant to which Collateral Agent is notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default and states that such notice is a "Senior Default Notice" for purposes of this Agreement.

"Senior Lenders" shall mean the holders of the Senior Debt, and shall include, without limitation, the "Lenders", as such term is defined in the Senior Credit Agreement.

"Senior Payment Default" shall mean any "Event of Default" under the Senior Debt Documents resulting from the failure of any Credit Party to pay, on a timely basis, any principal, interest, fees or other obligations under the Senior Debt Documents including, without limitation, any default in payment of Senior Debt after acceleration thereof, or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

"Senior Secured Parties" shall mean Agent, Senior Lenders and Bank Product Providers.

"Subordinated Creditors" means Tontine and Northcreek, and their respective successors and assigns.

"Subordinated Debt" shall mean all of the obligations, liabilities and indebtedness of each Credit Party to each Subordinated Party evidenced by or incurred pursuant to the Subordinated Debt Documents; provided, however, that, "Subordinated Debt" shall not include the warrants issued to Subordinated Creditors pursuant to the Subordinated Debt Documents, any shares of stock of the Company issued to Subordinated Creditors upon the exercise of such warrants, or any proceeds received by Subordinated Creditors on account of such warrants or such shares.

"Subordinated Debt Costs and Expenses" shall mean reasonable out-of-pocket costs and expenses, including attorneys' fees and costs payable by the Credit Parties to Subordinated Parties pursuant to the terms of the Subordinated Debt Documents as in effect on the date of this Agreement or as modified in accordance with the terms of this Agreement.

"Subordinated Debt Default" shall mean a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting Subordinated Parties (or any portion thereof) to accelerate the payment of, put or cause the redemption of, all or any portion of the Subordinated Debt or any Subordinated Debt Document.

"Subordinated Debt Default Notice" shall mean a written notice from one or more of the Subordinated Parties to Agent pursuant to which Agent is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt

Default and states that such notice is a "Subordinated Debt Default Notice" for purposes of this Agreement.

"Subordinated Debt Documents" shall mean the Note Purchase Agreement, the Subordinated Note, any guaranty with respect to the Subordinated Debt, any security agreement or other collateral document securing the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

"Subordinated Parties" means, collectively, the Subordinated Creditors and Collateral Agent.

"WFCF Loan Documents" shall mean the Senior Credit Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time.

2.              Subordination.

2.1.           Subordination of Subordinated Debt to Senior Debt. Each Credit Party covenants and agrees, and each Subordinated Party likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the Payment in Full of all Senior Debt. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

2.2.           Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving any Credit Party:

(a)            General Provisions.

(i)             Distributions. All Senior Debt shall first be Paid in Full before any Distribution from such Proceeding, whether in cash, securities or other property, shall be made to any Subordinated Party on account of Subordinated Debt. Any Distribution from such Proceeding, whether in cash, securities or other property, which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Senior Debt Documents) until all Senior Debt is Paid in Full. Each Subordinated Party agrees to irrevocably authorize, empower and direct any debtor, debtor-in-possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Agent for application to the Senior Debt until Payment in

Full of all Senior Debt. Each Subordinated Party also irrevocably authorizes and empowers Agent to demand, sue for, collect and receive any and all such Distributions.

(ii)            Proofs of Claim and Plans of Reorganization. Each Subordinated Party hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to execute, verify, deliver and file proofs of claim in respect of the Subordinated Debt in any Proceeding upon the failure of any Subordinated Party to do so prior to fifteen (15) Business Days before the expiration of the time to file any such proof of claim; provided Agent shall have no obligation to execute, verify, and/or file any such proof of claim. Nothing in this Agreement shall restrict or impair the right of the Subordinated Parties to vote their respective claims in respect of the Subordinated Debt in any Proceeding; provided that, without the prior written consent of Agent, no Subordinated Party may vote in favor of a plan of reorganization in a Proceeding that contravenes the priority or subordination provisions of this Agreement.

(iii)           Avoidance, Etc. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Agent and Senior Lenders and the Subordinated Parties in respect of the Senior Debt and Subordinated Debt even if all or part of the Senior Debt or the Liens securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated (but without affecting any payment received by any Subordinated Party prior to such reinstatement) if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

(iv)           Effectiveness in a Proceeding. This Agreement, which the parties hereto expressly acknowledge is a "subordination agreement" under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of any Proceeding. All references in this Agreement to any Credit Party shall include such Credit Party as a debtor-in-possession and any receiver or trustee for such Credit Party in any Proceeding.

(b)            Provisions Regarding Liens Securing the Subordinated Debt.

(i)             Filing of Motions; Voting. Except as specifically permitted in this Agreement and without limiting the rights of the Subordinated Parties to enforce this Agreement, until the Payment in Full of all the Senior Debt, each Subordinated Party agrees that it shall not, in or in connection with any Proceeding, file any adverse pleadings or motions, take any adverse position at any hearing or proceeding of any nature, or otherwise take any adverse action whatsoever, in each case in respect of the Collateral, including, without limitation, with respect to the determination of Senior Debt or any Liens or claims held by Senior Secured Parties as security for the Senior Debt (including the validity, perfection, priority and enforceability thereof).

(ii)            Financing Matters. If any Credit Party becomes subject to any Proceeding, and if Agent desires to consent (or not object) to the sale, use or lease of cash or other collateral under the Bankruptcy Code or to provide financing to any Credit Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Credit Party by any third party ("DIP Financing"), then each Subordinated Party agrees, so long as the sum of the DIP Financing and the outstanding Senior Debt shall not exceed any of the applicable Senior Debt Limit, each Subordinated Party (A) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the sale, use or lease of such cash or other collateral or to such DIP Financing, (B) will not request or accept any form of adequate protection or any other relief in connection with the sale, use or lease of such cash or other collateral or such DIP Financing except as set forth in clause (iv) below, (C) will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Collateral (x) to such DIP Financing on the same terms and conditions as the Subordinated Parties' other Liens are subordinated under this Agreement (and such subordination will not alter in any manner the terms of this Agreement), (y) to any adequate protection provided to Agent or any Senior Lender (subject to the other terms and provisions of this Agreement) and (z) to any "carve-out" for professional and United States Trustee fees agreed to by Agent, and (D) agrees that notice received five (5) Business Days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice. Each Subordinated Party agrees that such Subordinated Party will not, without the prior written consent of Agent, extend directly or indirectly all or any portion of any DIP Financing secured by Liens with priority over, or pari passu with, the Liens securing the Senior Debt.

(iii)           Relief From the Automatic Stay. Until the Payment in Full of the Senior Debt, each Subordinated Party agrees that it will not seek relief from, or modification of, the automatic stay or from any other stay in any Proceeding or take any action in derogation thereof, in each case in respect of the Subordinated Debt or any Collateral securing the Subordinated Debt, without the prior written consent of Agent, except and to the extent that Agent obtains relief from, or modification of, the automatic stay.

(iv)           Adequate Protection. Each Subordinated Party agrees that it shall not object to, contest, or support any other Person objecting to or contesting, (A) any request by Agent or any Senior Lender for adequate protection or (B) any objection by Agent or any Senior Lender to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or

(C) the payment of interest, fees, expenses or other amounts to Agent or any Senior Lender under section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this clause (b)(iv) and in clause (b)(ii) of this Section 2.2, in any Proceeding, (x) the Subordinated Parties may seek, support, accept and retain adequate protection solely in the form of (I) additional or replacement Liens on assets, subordinated to the Liens securing the Senior Debt and any DIP Financing provided in accordance with clause (ii) above on the same basis as the other Liens securing the Subordinated Debt are so subordinated to the Liens securing the Senior Debt under this Agreement and (II) superpriority claims junior in all respects to the superpriority claims granted to Agent, and (y) in the event the Subordinated Parties receive adequate protection, including in the form of additional or replacement collateral, then the Subordinated Parties agree that Agent shall have a senior Lien and claim on such adequate protection as security for the Senior Debt and that any Lien on any additional or replacement collateral securing the Subordinated Debt shall be subordinated to such Liens on such collateral securing the Senior Debt and any DIP Financing and any other Liens granted to Agent as adequate protection in respect of Senior Debt, with such subordination to be on the same terms, and to the extent, that the other Liens securing the Subordinated Debt are subordinated to the Liens securing the Senior Debt under this Agreement.

(v)            Section 363 Asset Dispositions. No Subordinated Party shall in a Proceeding oppose or object to any sale (or related sale procedures) or disposition of any assets conducted under Section 363 of the Bankruptcy Code of any Credit Party that is supported by Agent, and each Subordinated Party will be deemed to have consented under Section 363 of the Bankruptcy Code to any such sale or disposition consented to by Agent and to have released its Liens in such assets (but not the proceeds thereof) so long as Agent has done the same; provided that, the Collateral Agent retains the right to object to any use of proceeds thereof (other than proceeds that are used upon receipt thereof to permanently reduce the Senior Debt and thereby permanently reduce the applicable Senior Debt Limit). All proceeds of such sales and dispositions received by Agent shall be applied to permanently reduce the Senior Debt. Agent shall not object to any "credit bid" made by the Collateral Agent in respect of such sale or disposition so long as such bid is otherwise sufficient for the Senior Debt to be Paid in Full.

(vi)           Grants of Security and Separate Classification. Agent and each Subordinated Party acknowledges and agrees that (i) the grants of Liens pursuant to the Senior Debt Documents and Subordinated Debt Documents constitute two separate and distinct grants of Liens, and (ii) among other things, because the Subordinated Debt is subordinated to the Senior Debt (to the extent provided by this Agreement), and because of their differing rights in the Collateral, the Subordinated Debt is fundamentally different from the

Senior Debt and must be separately classified in any plan of reorganization proposed or adopted in a Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of Agent and Senior Lenders and Subordinated Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each Subordinated Party hereby acknowledges and agrees that all Distributions shall be made as if there were separate classes of senior and junior secured claims against the Credit Parties in respect of the Collateral (with the effect being that, to the extent that the aggregate Distributions are sufficient (for this purpose ignoring all claims held by the Subordinated Parties)), Agent shall be entitled to receive, in addition to amounts distributed to Agent in respect of Senior Debt constituting principal, pre-petition interest and other claims, all amounts owing in respect of and unpaid interest accruing thereon (including, without limitation, interest accruing after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim) on account of Senior Debt before any Distribution with respect to such Proceeding is made in respect of the claims held by the Subordinated Parties, with each Subordinated Party hereby acknowledging and agreeing to turn over to Agent amounts otherwise received or receivable by such Subordinated Party to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Subordinated Parties.

(vii)          No Waivers of Rights of Agent. Nothing contained in this Section 2.2(b) shall prohibit or in any way limit Agent from objecting in any Proceeding or otherwise to any action taken by any Subordinated Party, including the seeking by any Subordinated Party of adequate protection or the asserting by any Subordinated Party of any of its rights and remedies under the Subordinated Debt Documents or otherwise, except with respect to such actions taken by the Subordinated Parties that are expressly permitted in this Agreement.

(viii)         Limitation of Waivers re Subordinated Parties' Rights as Unsecured Creditors. Notwithstanding any provisions in this Agreement to the contrary, the Subordinated Parties do not waive any rights to take any action or assert any position (whether or not such position would be adverse to Agent) with respect to the matters described in Section 2.2(b)(i), Section 2.2(b)(ii) or Section 2.2(b)(v) to the extent any holder of an unsecured claim would have the right to do so.

2.3.           Subordinated Debt Payment Restrictions.

(a)            Notwithstanding the terms of the Subordinated Debt Documents, each Credit Party hereby agrees that it may not make, and each Subordinated

Party hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is Paid in Full, other than, subject to the terms of Section 2.2, Permitted Subordinated Debt Payments; provided, however, that each Credit Party and each Subordinated Party further agree that no Permitted Subordinated Debt Payment may be made by any Credit Party or accepted by any Subordinated Party if, either at the time of such payment or after giving effect thereto:

(i)             a Senior Payment Default exists and such Senior Payment Default shall not have been cured or waived; or

(ii)            subject to paragraph (d) of this Section 2.3, (A) the Company and Collateral Agent shall have received a Senior Default Notice from Agent stating that a Senior Covenant Default exists or would be created by the making of such payment, (B) each such Senior Covenant Default shall not have been cured or waived and (C) 180 days shall not have elapsed since the date such Senior Default Notice was received.

(b)            The Credit Parties may resume Permitted Subordinated Debt Payments (and may make any Permitted Subordinated Debt Payments missed due to the application of paragraph (a) of this Section 2.3) in respect of the Subordinated Debt or any judgment with respect thereto:

(i)             in the case of a Senior Payment Default referred to in clause (i) of paragraph (a) this Section 2.3, upon a cure or waiver thereof; or

(ii)            in the case of a Senior Covenant Default referred to in clause (ii) of paragraph (a) of this Section 2.3, upon the earlier to occur of (A) the cure or waiver of all such Senior Covenant Defaults for which a Senior Default Notice was provided by Agent to the Company and Collateral Agent or (B) the expiration of such period of 180 days.

(c)            No Senior Default shall be deemed to have been waived for purposes of this Section 2.3 unless and until the Credit Parties shall have received a written waiver from Agent.

(d)            Notwithstanding any provision of this Section 2.3 to the contrary:

(i)             the Credit Parties shall not be prohibited from making, and Subordinated Parties shall not be prohibited from receiving, Permitted Subordinated Debt Payments under clause (ii) of paragraph (a) of this Section 2.3 for more than an aggregate of 180 days within any period of 360 consecutive days;

(ii)            no Senior Covenant Default existing on the date any Senior Default Notice is given pursuant to clause (ii) of paragraph (a) of this Section 2.3 shall, unless the same shall have ceased to exist for a period of at least 30 consecutive days, be used as a basis for any subsequent such notice (for purposes of this Section 2.3, breaches of the same financial covenant for different (including, without limitation, consecutive) periods shall constitute separate and distinct Senior Covenant Defaults); and

(iii)           the failure of any Credit Party to make any Distribution with respect to the Subordinated Debt by reason of the operation of this Section 2.3 shall not be construed as preventing the occurrence of a Subordinated Debt Default under the applicable Subordinated Debt Documents.

2.4.           Subordinated Debt Standstill Provisions.

(a)            Until the Senior Debt is Paid in Full, no Subordinated Party shall, without the prior written consent of Agent, take any Enforcement Action with respect to the Subordinated Debt or under any of the Subordinated Debt Documents; provided, that upon the earliest to occur of (i) acceleration of the Senior Debt, (ii) the commencement of a Proceeding involving a Credit Party, in which case the provisions of Section 2.2 shall apply, and (iii) the passage of 180 days from the delivery of a Subordinated Debt Default Notice to Agent if any Subordinated Debt Default described therein shall not have been cured or waived within such period, and in any event no earlier than 10 days after Agent's receipt of written notice of a Subordinated Party's intention to take any such action, such Subordinated Party may (A) sue for payment of the whole or any part of the Subordinated Debt, (B) accelerate the Subordinated Debt, or (C) exercise any other unsecured creditor remedy not otherwise prohibited by this Agreement (provided, that in no event may a Subordinated Party commence or join with other Persons to commence a Proceeding or exercise any rights or remedies with respect to the Collateral). Notwithstanding the foregoing but subject to the provisions of Section 2.2(a)(ii), Subordinated Parties may file proofs of claim against any Credit Party in any Proceeding involving such Credit Party. Any Distributions or other proceeds of any Enforcement Action obtained by any Subordinated Party shall in any event be held in trust by it for the benefit of Agent and Senior Lenders and promptly paid or delivered to Agent for the benefit of Senior Lenders in the form received until the Senior Debt is Paid in Full.

(b)            Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Debt by Senior Lenders such acceleration is rescinded (whether or not any existing Senior Default has been cured or waived), then all Enforcement Actions taken by Subordinated Parties shall likewise be rescinded if such Enforcement Action is based solely on clause (i) of paragraph (a) of this Section 2.4.

2.5.           Incorrect Payments. If any Distribution on account of the Subordinated Debt not permitted to be made by any Credit Party or accepted by any Subordinated Party under this Agreement is made and received by any Subordinated Party, such Distribution shall not be commingled with any of the assets of any Subordinated Party, shall be held in trust by such Subordinated Party for the benefit of Senior Secured Parties and shall be promptly paid over to Agent, with any necessary endorsement, for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full. Conversely, if any Distribution on account of the Senior Debt is made by any Credit Party or received by Agent or any Senior Lender after such time as the Senior Debt is Paid in Full, such Distribution shall not be commingled with any of the assets of Agent or any Senior Lender, shall be held in trust by Agent for the benefit of the Company and shall be promptly paid over to the Company, with any necessary endorsement.

2.6.           Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release Liens.

(a)            Until the Senior Debt has been Paid in Full, any Liens of any Subordinated Party in any Collateral shall be and hereby are subordinated for all purposes and in all respects to the Liens of Agent and Senior Lenders in such Collateral, regardless of the time, manner or order of perfection of any such Liens.

(b)            Each Subordinated Party agrees that it will not at any time, including without limitation in connection with any Proceeding, contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the Liens of Agent and Senior Lenders in the Collateral securing the Senior Debt. Conversely, Agent agrees that it will not at any time, including without limitation, in connection with any Proceeding, contest the validity, perfection, priority or enforceability of the Subordinated Debt, the Subordinated Debt Documents, or the Liens of the Subordinated Parties in the Collateral securing the Subordinated Debt.

(c)            In the event that the Company desires to sell, lease, license or otherwise dispose of any interest in any of the Collateral (including the equity interests of a Credit Party), Agent consents to such Disposition and the proceeds of such Disposition are applied in accordance with Section 2.8 hereof, each Subordinated Party shall be deemed to have consented to such Disposition and such Disposition shall be free and clear of any Liens of the Subordinated Parties in such Collateral (and if such Disposition involves the equity interests of a Credit Party, each Subordinated Party shall release such Credit Party from any guaranty or other obligation owing to such Subordinated

Party) and any purchaser of any Collateral may rely on this Agreement as evidence of each Subordinated Party's consent to such Disposition and that such Disposition is free and clear of any Liens of such Subordinated Party in such Collateral (and if such Disposition involves the equity interests of a Credit Party, that such Credit Party is released from any guaranty or other obligation owing to such Subordinated Party). Each Subordinated Party shall (or shall cause its agent) to promptly execute and deliver to Agent such termination statements and releases as Agent shall request to effect the release of the Liens of such Subordinated Party in such Collateral in accordance with this Section 2.6. In furtherance of the foregoing, each Subordinated Party hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Subordinated Party and in the name of such Subordinated Party or otherwise, to execute and deliver any document or instrument which such Subordinated Party may be required to deliver pursuant to this Section 2.6.

(d)            Proceeds of the Collateral include insurance proceeds, and therefore, anything contained in the Subordinated Debt Documents to the contrary notwithstanding, the priorities set forth in this Agreement govern the ultimate disposition of casualty insurance proceeds. Until the Senior Debt has been Paid in Full, Agent shall have the sole and exclusive right, as against the Subordinated Parties, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of such Collateral. All proceeds of such insurance shall inure to Agent and the Senior Lenders, to the extent of the Senior Debt, and each Subordinated Party shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds to the holders of Senior Debt (or any representative thereof). In the event the requisite holders of Senior Debt (or any representative thereof), in their or its sole discretion or pursuant to agreement with any Credit Party, permits such Credit Party to utilize the proceeds of insurance to replace Collateral, the consent of the holders of Senior Debt (or any representative thereof) shall be deemed to include the consent of each Subordinated Party.

2.7.           Sale, Transfer or other Disposition of Subordinated Debt.

(a)            No Subordinated Party shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document: (i) without giving prior written notice of such action to Agent, and (ii) unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to Agent an agreement joining such transferee as a party to this Agreement as a Subordinated Party or an agreement substantially identical to this Agreement, providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Agent and Senior Lenders arising under this Agreement.

(b)            Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of each Subordinated Party, as provided in Section 11 hereof.

2.8.           Application of Proceeds from Sale or other Disposition of the Collateral. In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain or expropriation) of any Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Debt Documents or as otherwise consented to by Agent and Senior Lenders until such time as the Senior Debt in Paid in Full.

2.9.           Legends. Until the termination of this Agreement in accordance with Section 17 hereof, each Subordinated Party will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Note, and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:

"This [agreement/instrument] and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, the "Subordination Agreement") dated as of March 31, 2011 among Patrick Industries, Inc., an Indiana corporation (the "Company"), Tontine Capital Overseas Master Fund II, L.P., a Cayman Islands limited partnership, Northcreek Mezzanine Fund I, L.P., a Delaware limited partnership, on its behalf and as collateral agent, and Wells Fargo Capital Finance, LLC ("Agent"), to the indebtedness (including interest) owed by the Credit Parties pursuant to that certain Credit Agreement dated as of March 31, 2011 among the Company, Agent and the lenders from time to time party thereto, and the other Senior Debt Documents (as defined in the Subordination Agreement), as such Credit Agreement, and such other Senior Debt Documents have been and hereafter may be amended, restated, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under such agreements as permitted by the Subordination Agreement; and each holder of this [agreement/instrument], by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement."

2.10.         Obligations Hereunder Not Affected. All rights and interest of Senior Secured Parties hereunder, and all agreements and obligations of the Subordinated Parties and Credit Parties hereunder, shall remain in full force and effect irrespective of:

(a)            any lack of validity or enforceability of any document evidencing any of the Senior Debt;

(b)            any change in the time, manner or place of payment of, or any other term of, all or any of the Senior Debt, or any other permitted amendment or waiver of or any release or consent to departure from any of the Senior Debt Documents;

(c)            any exchange, release or non-perfection of any collateral for all or any of the Senior Debt;

(d)            any failure of any Senior Secured Party to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of this Agreement or any Senior Debt Document other than this Agreement;

(e)            any reduction, limitation, impairment or termination of the Senior Debt for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Credit Parties and Subordinated Parties hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, nongenuiness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Debt; and

(f)             any other circumstance which might otherwise constitute a defense available to, or a discharge of, Credit Parties in respect of the Senior Debt or the Subordinated Parties in respect of this Agreement.

Each Subordinated Party acknowledges and agrees that the Senior Secured Parties may, in accordance with the terms of the Senior Debt Documents, without notice or demand and without affecting or impairing any Subordinated Party's obligations hereunder, (i) modify the Senior Debt Documents to the extent permitted pursuant to Section 3.1; (ii) take or hold security for the payment of the Senior Debt and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as Agent and Senior Lenders in their sole discretion, may determine; (iv) release and substitute one or more endorsers, warrantors, borrowers or other obligors; and (v) exercise or refrain from exercising any rights against any Credit Party or any other Person. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Secured Parties and the Subordinated Parties even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed. For the avoidance of doubt, except as provided in Section 2.6(c), nothing in this Section 2.10 shall prevent the Subordinated Parties from taking possession or control of any Collateral waived or released by the Senior Secured Parties in order for the Subordinated Parties to perfect their continuing security interest in such Collateral.

2.11.         Notices to Collateral Agent. Promptly upon (or as soon as practicable following) (i) Payment in Full of the Senior Debt, (ii) commencement by Agent of any Enforcement Action with respect to any Collateral (including by way of a public or private sale of Collateral), (iii) the modification of any of the Senior Debt Documents, or (iv) the

transfer or assignment of any of the Senior Debt, Agent shall use commercially reasonable efforts to deliver written notice of such payment or action to the Collateral Agent; provided, however, that, the failure to give any such notice shall not result in any liability of Agent or any Senior Lender or in any modification, alteration, impairment or waiver of the rights of any party hereunder.

3.              Modifications.

3.1.           Modifications to Senior Debt Documents. Senior Lenders may at any time and from time to time without the consent of or notice to any Subordinated Party, without incurring liability to any Subordinated Party and without impairing or releasing the obligations of any Subordinated Party under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend or otherwise modify in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt; provided that Senior Lenders shall not (a) increase the Senior Debt to an amount in excess of the Senior Debt Limit, (b) increase the margins applicable to the interest rates with respect to the Senior Debt by more than 200 basis points, except in connection with (i) the imposition of a default rate of interest in accordance with the terms of the Senior Debt Documents or (ii) the imposition of market interest rates in respect of any Permitted Refinancing of the Senior Debt, (c) extend the final maturity of the Senior Debt (as set forth in the WFCF Loan Documents in effect on the date hereof) by more than two years, other than in connection with a Permitted Refinancing or (d) shorten the amortization of any portion of the Senior Debt (as set forth in the WFCF Loan Documents in effect on the date hereof).

3.2.           Modifications to Subordinated Debt Documents. Until the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, no Subordinated Party shall, without the prior written consent of Agent, (i) agree to any amendment, modification or supplement to the Subordinated Debt Documents the effect of which is to (a) increase the maximum principal amount of the Subordinated Debt or rate of interest on any of the Subordinated Debt (provided that, for the avoidance of doubt, the payment by the Company of non-cash in-kind interest, the increase in the interest rate on the second anniversary of the date hereof and the imposition of a default rate of interest, all in accordance with the terms of the Subordinated Debt Documents as in effect on the date hereof, shall not constitute an amendment, modification or supplement to the Subordinated Debt Documents), (b) change the dates upon which payments of principal or interest on the Subordinated Debt are due or terms upon which interest is required to be paid, (c) change or add any event of default or any covenant with respect to the Subordinated Debt, (d) change any redemption or prepayment provisions of the Subordinated Debt, (e) alter the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other indebtedness, or (f) change or amend any other term of the Subordinated Debt Documents if such change or amendment would result in a Senior Default, increase the obligations of any Credit Party or confer additional material rights on any Subordinated Party or any other holder of the Subordinated Debt in a manner adverse to any Credit Party or

Senior Lenders, or (ii) take any Liens in any assets of any Credit Party other than such Liens provided for in the Subordinated Debt Documents as in existence on the date hereof unless the same shall have been granted to the Senior Secured Parties.

4.              Waiver of Certain Rights by Subordinated Parties.

4.1.           Acceptance. Except as specifically set forth in this Agreement, each Subordinated Party hereby waives notice of the acceptance by Agent and Senior Lenders of the subordination and other provisions of this Agreement, all other notices not expressly required pursuant to the terms of this Agreement and all waivable notices under the Uniform Commercial Code in connection with foreclosure on or sale of all or any portion of the Collateral by Agent and Senior Lenders, and each Subordinated Party expressly consents to reliance by Agent and Senior Lenders upon the subordination and other agreements as herein provided. Except as specifically set forth in this Agreement, Agent hereby waives notice of the acceptance by the Subordinated Parties of the subordination and other provisions of this Agreement, and Agent expressly consents to reliance by the Subordinated Parties upon the subordination and other agreements as herein provided.

4.2.           Marshaling. Each Subordinated Party hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Agent or any Senior Lender to marshal any property of any Credit Party for the benefit of such Subordinated Party.

4.3.           Rights Relating to Agent's Actions with respect to the Collateral. Except as expressly provided otherwise in this Agreement, each Subordinated Party hereby waives, to the extent permitted by applicable law, any rights which it may have (i) to enjoin or otherwise obtain a judicial or administrative order preventing Agent or any Senior Lender from taking, or refraining from taking, any action with respect to all or any part of the Collateral and (ii) to affect the method or challenge the appropriateness of any such action by Agent or such Senior Lender. Except as expressly provided otherwise in this Agreement, without limitation of the foregoing, each Subordinated Party hereby agrees (a) that it has no right to direct or object to the manner in which Agent or any Senior Lender applies the proceeds of the Collateral resulting from the exercise by Agent and Senior Lenders of rights and remedies under the Senior Debt Documents to the Senior Debt and (b) that Agent has not assumed any obligation to act as the agent for such Subordinated Party with respect to the Collateral except as provided in Section 7. Except as expressly provided otherwise in this Agreement, each Subordinated Party hereby (i) waives any and all rights of redemption with respect to the Collateral and (ii) agrees that the Agent and Senior Lenders may deal with the Collateral as if such Subordinated Party held no Lien on any Collateral in respect of the Subordinated Debt. Notwithstanding any provisions in this Section 4.3 to the contrary, no Subordinated Party waives any rights to take any action or assert any position (whether or not such position would be adverse to Agent and Senior Lenders) with respect to the matters described in this Section 4.3 to the extent any holder of an unsecured claim would have the right to do so.

5.              Representations and Warranties.

5.1.           Representations and Warranties of Tontine. Tontine hereby represents and warrants to Agent and Senior Lenders that as of the date hereof: (a) Tontine is a limited partnership duly formed and validly existing under the laws of the Cayman Islands; (b) Tontine has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Tontine will not violate or conflict with the organizational documents of Tontine, any material agreement binding upon Tontine or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of Tontine, enforceable against Tontine in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles; and (e) Tontine is the sole owner of record, and, collectively with its general and limited partners, the sole owners beneficially, of a Subordinated Note in the original principal amount of $2,500,000.

5.2.           Representations and Warranties of Northcreek. Northcreek hereby represents and warrants to Agent and Senior Lenders that as of the date hereof: (a) Northcreek is a limited partnership duly formed and validly existing under the laws of the State of Delaware; (b) Northcreek has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Northcreek will not violate or conflict with the organizational documents of Northcreek, any material agreement binding upon Northcreek or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of Northcreek, enforceable against Northcreek in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles; and (e) Northcreek is the sole owner of record, and, collectively with its general and limited partners, the sole owners beneficially, of a Subordinated Note in the original principal amount of $2,500,000.

5.3.           Representations and Warranties of Agent. Agent hereby represents and warrants to each Subordinated Party that as of the date hereof: (a) Agent is a limited liability company duly formed and validly existing under the laws of the State of Delaware; (b) Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Agent will not violate or conflict with the organizational documents of Agent, any material agreement binding upon Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of Agent, enforceable against Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

6.             Subrogation; Recovery. Subject to the Payment in Full of the Senior Debt, each Subordinated Party shall be subrogated to the rights of Agent and Senior Lenders to receive Distributions until the Senior Debt is Paid in Full. If Agent or any Senior Lender is required to disgorge any proceeds of Collateral, payment or other amount received by such Person (whether because such proceeds, payment or other amount is invalidated, declared to be fraudulent or preferential or otherwise) or turn over or otherwise pay any amount (a "Recovery") to the estate or to any creditor or representative of the Company or any other Person, then the Senior Debt shall be reinstated (to the extent of such Recovery) as if such Senior Debt had never been paid and to the extent any Subordinated Party has received proceeds, payments or other amounts to such Subordinated Party would not have been entitled under this Agreement had such reinstatement occurred prior to receipt of such proceeds, payments or other amounts, such Subordinated Party shall turn over such proceeds, payments or other amounts to Agent for reapplication to the Senior Debt. A Distribution made pursuant to this Agreement to Agent or Senior Lenders which otherwise would have been made to any Subordinated Party is not, as between the Credit Parties and the Subordinated Parties, a payment by the Credit Parties to or on account of the Senior Debt.

7.             Possessory Collateral; Third Party Collateral Documents. Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or "control" (as defined in the Uniform Commercial Code) over any of the Collateral pursuant to the Senior Debt Documents, such possession or control is also for the benefit of the Subordinated Parties solely to the extent required to perfect its Lien in such Collateral. Nothing in the preceding sentence shall be construed to impose any duty to the Subordinated Parties on Agent (or any third party acting on Agent's behalf) with respect to such Collateral or provide the Subordinated Parties with any rights with respect to such Collateral beyond those specified in this Agreement and the Subordinated Debt Documents, provided that upon the written request of the Collateral Agent, subsequent to the Payment in Full of all Senior Debt, Agent shall (i) deliver to the Collateral Agent, at the Credit Parties' sole cost and expense, all of the Collateral in the possession or control of Agent together with any necessary endorsements to the extent required by the Subordinated Debt Documents, except as a court of competent jurisdiction otherwise directs, and (ii) transfer to the Collateral Agent, at the Credit Parties' sole cost and expense, all of the rights and interests of Agent under any and all deposit account and securities account control agreements, landlord's agreements, warehouseman's agreements, collateral access agreements and/or any other third party collateral document with respect to the Senior Debt, and in each case take, at the Credit Parties' sole cost and expense, all steps reasonably requested with respect thereto by Collateral Agent. The provisions of this Section 7 shall not impose on Agent any obligations in respect of the disposition of any Collateral (or any proceeds thereof) that would conflict with any prior perfected Liens or any claims thereon in favor of any other Person.

8.             Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent and each Subordinated Party, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

9.             Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

10.            Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, sent by facsimile transmission or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by facsimile transmission, on the date of transmission if transmitted on a business day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to Tontine:

Tontine Capital Overseas Master Fund II, L.P.
55 Railroad Avenue
Greenwich, Connecticut 06830
Attention: Mr. Jeffrey L. Gendell
Facsimile: (203) 769-2010

With a copy to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, 39th Floor
Chicago, Illinois 60606
Attention: Sarah M. Bernstein, Esq.
Facsimile: (312) 984-3150

If to Northcreek or Collateral Agent:

Northcreek Mezzanine Fund I, L.P.
255 East Fifth Street, Suite 3010
Cincinnati, Ohio 45202
Attention: Barry A. Peterson
Facsimile: (513) 985-6603

With a copy to:

McGuireWoods LLP
77 West Wacker Drive, Suite 4100
Chicago, Illinois 60601-1818
Attention: Mark A. Kromkowski, Esq.
Facsimile: (312) 698-4548

If to any Credit Party:

Patrick Industries, Inc.
107 West Franklin Street
Elkhart, Indiana 46515
Attention: Andy L. Nemeth
Facsimile: (574) 522-5213

With a copy to:

McDermott Will & Emery
227 West Monroe Street
Chicago, Illinois 60606
Attention: John Hammond, Esq.
Facsimile: (312) 984-7700

If to Agent or Senior Lenders:

Wells Fargo Capital Finance, LLC
150 South Wacker Drive, Suite 2200
MAC N2814-220
Chicago, Illinois 60606-4204
Attention: Laura Dixon
Facsimile: (312) 332-0424

With a copy to:

Goldberg Kohn Ltd.
55 East Monroe Street, Suite 3300
Chicago, Illinois 60603
Attention: David L. Dranoff, Esq.
Facsimile: (312) 332-2196

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 10. Notwithstanding anything to the contrary contained in this Agreement, for so long as only Tontine and Northcreek (or any of their Affiliates (as defined in the Senior Credit Agreement)) hold the Subordinated Debt, written notices that may or are required to be sent to Collateral Agent under this Agreement shall instead be sent to both Tontine and Northcreek.

11.            Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Agent, Senior Lenders, the Subordinated Parties and the Credit Parties. To the extent permitted under the Senior Debt Documents, Senior Lenders may, from time to time, without notice to any Subordinated Party, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

12.            Relative Rights. This Agreement shall define the relative rights of Agent, Senior Lenders and Subordinated Parties. Nothing in this Agreement shall (a) impair, as among the Credit Parties, Agent and Senior Lenders and as between the Credit Parties and the Subordinated Parties, the obligation of the Credit Parties with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or

(b) affect the relative rights of Agent, Senior Lenders or Subordinated Parties with respect to any other creditors of the Credit Parties. The terms of this Agreement shall govern even if all or any part of the Senior Debt or the Liens in favor of Agent or Senior Lenders are avoided, disallowed, unperfected, set aside or otherwise invalidated in any judicial proceeding or otherwise.

13.            Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

14.            Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

15.            Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.            Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

17.            Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until Payment in Full of the Senior Debt, after which this Agreement shall terminate without further action on the part of the parties hereto.

18.            GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. EACH SUBORDINATED PARTY AND THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH SUBORDINATED PARTY AND THE COMPANY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH SUBORDINATED PARTY AND THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO EACH SUBORDINATED PARTY AND THE COMPANY AT

THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

19.            WAIVER OF JURY TRIAL. EACH SUBORDINATED PARTY, THE COMPANY AND AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH SUBORDINATED PARTY, THE COMPANY AND AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE SUBORDINATED DEBT DOCUMENTS AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH SUBORDINATED PARTY, THE COMPANY AND AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

IN WITNESS WHEREOF, Collateral Agent, the Subordinated Creditors, the Company and Agent have caused this Agreement to be executed as of the date first above written.

SUBORDINATED PARTIES:

TONTINE:

TONTINE CAPITAL OVERSEAS MASTER FUND II, L.P.,
a Cayman Islands limited partnership

By: Tontine Asset Associates, L.L.C., a Delaware limited liability company, its general partner

By:	/s/ Jeffrey L. Gendell
Name: Jeffrey L. Gendell, Managing Member

NORTHCREEK:

NORTHCREEK MEZZANINE FUND I, L.P.,
a Delaware limited partnership

By: NMF GP, LLC, a Delaware limited liability company, its general partner

By: Northcreek Management, Inc., a Delaware corporation, its manager

By:	/s/ Barry Peterson
Name: Barry Peterson, Vice President

COLLATERAL AGENT:

NORTHCREEK MEZZANINE FUND I, L.P.,
a Delaware limited partnership

By: NMF GP, LLC, a Delaware limited liability company, its general partner

By: Northcreek Management, Inc., a Delaware corporation, its manager

By:	/s/ Barry Peterson
Name: Barry Peterson, Vice President

Subordination and Intercreditor Agreement

COMPANY:

PATRICK INDUSTRIES, INC.,
an Indiana corporation

By:	/s/ Andy L. Nemeth
Its:	Chief Financial Officer

AGENT:

WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company, as Agent

By:	/s/ Ernest May
Its:	Director